Exhibit 31.2

CERTIFICATIONS

I, Richard Steinhart, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2022, of BioXcel Therapeutics, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 1, 2023	By:	/s/ Richard Steinhart
Richard Steinhart
Chief Financial Officer
(Principal Financial Officer)